Exhibit 10.14

Net Lease for Entire Building

1.	Names. This lease is made by 1565 N. Central Expressway, LP, Landlord, and CPM Medical Consultants, LLC, Tenant.

2.Premises Being Leased. Landlord is leasing to Tenant and Tenant is leasing from Landlord the following premises:

1565 N. Central Expressway, 2nd Floor, Richardson, TX 75080

3.	Term of Lease. This lease begins on January 1, 2013, and ends on December 31, 2017.

4.Rent. Tenant will pay rent in advance on the day of each month. Tenant's first rent payment will be on January I, 2013, in the an1ount of $10,000.00. Tenant will pay rent of $10,000.00 per month thereafter.

[X]	Tenant will pay this rental amount for the entire term of the lease.

[ ] Rent will increase each year, on the anniversary of the starting date in Paragraph 3, as follows: -  -  -  -  -  -   -

5.	Option to Extend Lease

[X]First Option. Landlord grants Tenant the option to extend this lease for an additional 5 years. To exercise this option, Tenant must give Landlord written notice on or before October 31, 2017. Tenant may exercise this option only if Tenant is in substantial compliance with the terms of this lease. Tenant will lease the premises on the same terms as in this lease except as follows: N/A.

[ ] Second Option. If Tenant exercises the option granted above, Tenant will then have the option to extend this lease foryears beyond the first option period. To exercise this option, Tenant must give Landlord written notice on or before . Tenant may exercise this option only if Tenant is in substantial compliance with the terms of this lease. Tenant will lease the premises on

the same terms as in this lease except as follows:                                .

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Exhibit 10.14

6.Security Deposit. Tenant has deposited $   0with Landlord as security for Tenant's performance of this lease. Landlord will refund the full security deposit to Tenant within 14 days following the end of the lease if Tenant returns the premises to Landlord in good condition (except for reasonable wear and tear) and Tenant has paid Landlord all sums due under this lease. Otherwise, Landlord may deduct any amounts required to place the premises in good condition and to pay for any money owed to Landlord under the lease.

7.  Improvements by Landlord

[ J Before the lease te1m begins, Landlord (at Landlord's expense) will make the

repairs and improvements listed in Attachment _   _   _

_   _  _

_to this contract.

[X] Tenant accepts the premises in "as is" condition. Landlord need not provide any repairs or improvements before the lease term begins.

8.

Improvements by Tenant. Tenant may make alterations and improvements to the premises after obtaining the Landlord's written consent. At any time before this lease ends, Tenant may remove any of Tenant's alterations and improvements, as long as Tenant repairs any damage caused by attaching the items to or removing them from the premises.

9.Tenant's Use of Premises. Tenant will use the premises for the following business purposes: office space. Tenant may also use the premises for purposes reasonably related to the main use.

10.	Landlor d's Representations. Landlord represents that:

A.	At the beginning of the lease term, the premises will be properly zoned for Tenant's stated use and will be in compliance with all applicable laws and regulations.

B.The premises have not been used for the storage or disposal of any toxic or hazardous substance and Landlord has received no notice from any governmental authority concerning removal of any toxic or hazardous substance from the   prope1iy.

i

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Utilities and Services. Tenant will pay for all utilities and services, including water,

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electricity, and gas, including the electricity or gas needed for heating and air conditioning.

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Exhibit 10.14

12.	Maintenance and Repairs

A.Tenant will maintain and make all necessary repairs to: (1) the roof, structural components, exterior walls, and interior walls of the premises, and (2) the plumbing, electrical, heating, ventilating, and air-conditioning systems.

B.	Tenant will clean and maintain (including snow removal) the parking areas, yards, common areas, and exterior of the premises so that the premises will be kept in a safe and attractive condition.

13.Insurance

A.Tenant will carry fire and extended coverage insurance on the building in the amount of at least $1,375,000; this insurance will include Landlord as m1 insured party.

B.Tenant will carry public liability insurance, which will include Landlord as an insured party. The public liability coverage for personal injury will be in at least the following amounts:

&>    $6,000,000 per occurrence

ei$6,000,000 in any one year

C.

Landlord and Tenant release each other from any liability to the other for any property loss, property damage, or personal injury to the extent covered by insurance carried by the party suffering the loss, damage, or injury.

D.Tenant will give Landlord a copy of all insurance policies that this lease requires Tenant to obtain.

14.	Taxes

A.Tenant will pay all real property truces levied mid assessed against the premises during the term of this lease.

B.	Tenant will pay all personal property taxes levied and assessed against Tenant's personal property.
15.	Subletting and Assignment. Tenant will not assign this lease or sublet any part of

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Exhibit 10.14

the premises without the written consent of Landlord. Landlord will not unreasonably withhold such consent.

16.Notice of Default. Before starting a legal action to recover possession of the premises based on Tenant's default, Landlord will notify Tenant in writing of the default. Landlord will take legal action only if Tenant does not correct the default within ten days after written notice is given or mailed to Tenant.

17.	Quiet Enjoyment. As long as Tenant is not in default under the te1ms of this lease, Tenant will have the right to occupy the premises peacefully and without interference.

18.Eminent Domain. This lease will become void if any part of the leased premises or the building in which the leased premises are located is taken by eminent domain. Tenant has the right to receive and keep any amount of money that the agency taking the premises by eminent domain pays for the value of Tenant's lease, its loss of business, and for moving and relocation expenses.

19.Holding Over. If Tenant remains in possession after this lease ends, the continuing tenancy will be from month to month.

20.	Disputes

[ ] Litigation. If a dispute arises, either party may take the matter to court.

[X] Mediation and Possible Litigation. If a dispute arises, the parties will try in good faith to settle it through mediation conducted by

(] _

[X] a mediator to be mutually selected.

The parties will share the costs of the mediator equally. Each party will cooperate   fully and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute. If the dispute is not resolved within 30 days after it is referred  to the mediator, either party may take the matter to court.

[X] Mediation and Possible Arbitration. If a dispute arises, the parties will try in good faith to settle it through mediation conducted by

[] _

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[X] a mediator to be mutually selected.

The parties will share the costs of the mediator equally. Each party will cooperate fully and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute. If the dispute is not resolved within 30 days after it is referred to the mediator, it will be arbitrated by

[]   _ _ _ _ _

[X] an arbitrator to be mutually selected.

Judgment on the arbitration award may be entered in any court that has jurisdiction over the matter. Costs of arbitration, including lawyers' fees, will be allocated by the arbitrator.

Landlord need not participate in mediation or arbitration of a dispute unless Tenant has paid the rent called for by this lease or has placed any unpaid rent in escrow with an agreed-upon mediator or arbitrator.

[X] Attorneys' Fees. If either party brings a legal action arising out of a dispute over this agreement, the losing party will reimburse the prevailing party for all reasonable costs and attorneys' fees incurred by the prevailing party in the lawsuit.

21.	Additional Agreements. Landlord and Tenant additionally agree that

22.	Entire Agreement. This is the entire agreement between the parties. It replaces and supersedes any and all oral agreements between the parties, as well as any prior writings.

23.	Successors and Assignees. This lease binds and benefits the heirs, successors, and assignees of the parties.
24.

Notices. All notices must be in writing. A notice may be delivered to a party at the address that follows a party's signature or to a new address that a party designates in writing. A notice may be delivered:

(1)	in person

(2)	by certified mail, or

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(3)	by overnight courier.

25.Governing Law. This lease will be governed by and construed in accordance with the laws of the state of Texas.

26.Counterparts. This lease may be signed by the parties in different counterparts and the signature pages combined will create a document binding on all parties.

27.Modification. This lease may be modified only by a written agreement signed by all the parties.

28.Waiver. If one party waives any term or provision of this lease at any time, that waiver will only be effective for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this lease, that party retains the right to enforce that term or provision at a later time.

29.

Severability. If any court determines that any provision of this lease is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this lease invalid or unenforceable and shall be modified, amended, or limited only to the extent necessary to render it valid and enforceable.

Landlord

Name of business: 1565 N. Central Expressway, LP

a Limited Partnership

By:                                                  And By:

Dated: 1/1/2013Dated: 1/1/2013

Printed name: Mark W. Brooks Title: Manager

Printed name:  Penelope A. Brooks Title: Manager

Address: 1565 N. Central Expressway, 2nd Floor, Richardson, TX  75080

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Exhibit 10.14

Tenant

Name of business: CPM Medical Consultants, LLC a Limited Liability Corporation

By: Dated: 1/1/2013

Printed name: Mark W. Brooks Title: President & CEO

Address: 1565 N. Central Expressway, 2nd Floor, Richardson, TX 75080

[  ] Guarantor

By signing this lease, I personally guarantee the perfom1ance of all financial obligations of under this lease.

By:

Dated:

Printed name:

Address:

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